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                                                                    EXHIBIT 99.5



                     [LETTERHEAD OF SALOMON BROTHERS INC.]



                                  February 2, 1998



The Board of Directors of
Telephone and Data Systems, Inc.
Suite 4000
30 North LaSalle Street
Chicago, Illinois 60602



Members of the Board:



    We hereby consent to the inclusion of our opinion letter to the Board of Directors of Telephone and Data Systems, Inc. (the "Company"), dated December 17, 1997, as an exhibit to the Proxy Statement/ Prospectus of the Company, which forms a part of the Registration Statement on Form S-4 of the Company (Registration No. 333-42535), and to all references to our firm and summaries of such opinion letter included in such Registration Statement and the Proxy Statement/Prospectus included therein.



    In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                          Very truly yours,



                                          SALOMON BROTHERS INC
                                          SMITH BARNEY INC.



                                          By: Salomon Brothers Inc



                                          By:/s/ THOMAS L. JONES
                                             -----------------------------------
                                             MANAGING DIRECTOR